UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 1, 2014

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 2, 2014,  KapStone Paper and Packaging Corporation (the “Company”) entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), by and among Kapstone Kraft Paper Corporation, as Borrower (the “Borrower”), the Company and certain subsidiaries of the Company as Guarantors, the lenders party thereto, and Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, which amends the Amended and Restated Credit Agreement, dated as of July 18, 2013 (the “Credit Agreement”), by and among the Borrower, the Company and certain subsidiaries of the Company as Guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  The First Amendment amends the table within the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement to read as follows:

Applicable Rate
		Revolving Credit Facility and Term Loan A-1				Term Loan A-2
Pricing Level	Total Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans	Unused Fee	Letter of Credit Fee	Base Rate Loans	Eurodollar Rate Loans
I	> 3.00x	1.00%	2.00%	0.40%	2.00%	1.25%	2.25%
II	> 2.25x but < 3.00x	0.75%	1.75%	0.35%	1.75%	1.00%	2.00%
III	>1.75x but < 2.25x	0.50%	1.50%	0.30%	1.50%	0.75%	1.75%
IV	> 1.00x but < 1.75x	0.25%	1.25%	0.25%	1.25%	0.50%	1.50%
V	<1.00x	0%	1.00%	0.25%	1.00%	0.25%	1.25%

The foregoing summary does not purport to be a complete summary of the First Amendment and is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 8.01     Other Events.

On April 3, 2014, the Company issued a press release entitled “Kapstone Paper & Packaging Lowers its Credit Facility Borrowing Rates and Fees.”

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8K and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

10.1     First Amendment to Amended and Restated Credit Agreement, dated as of April 2, 2014, by and among Kapstone Kraft Paper Corporation, as Borrower, KapStone Paper and Packaging Corporation and the other Guarantors party thereto, the Lenders party thereto and Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1     Press Release, dated April 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 2014

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Vice President and CFO